EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-64073 of Florida Banks, Inc. on Form S-8 of our report dated February 11, 2000, appearing in this Annual Report on Form 10-K of Florida Banks, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants
Jacksonville, Florida
March 30, 2000